As filed with the Securities and Exchange Commission on January 16, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEALTHMARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2044750 (I.R.S. Employer Identification No.)

9151 Boulevard 26 North Richland Hills, Texas 76180 (Address of Principal Executive Offices)	76180 (Zip Code)

Amended and Restated HealthMarkets, Inc. Agents’ Total Ownership Plan
Amended and Restated HealthMarkets, Inc. Agency Matching Total Ownership Plan
Amended and Restated HealthMarkets, Inc. Agents’ Contribution to Equity Plan
Amended and Restated HealthMarkets, Inc. Matching Agency Contribution Plan
(Full title of the plan)

Steven P. Erwin
Executive Vice President and Chief Financial Officer
HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, Texas 76180
(Name and address of agent for service)
(817) 255-5200
(Telephone number, including area code, of agent for service)
Copy to:
Peggy G. Simpson
Corporate Secretary
HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, Texas 76180
Telephone: (817) 255-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)(2)	Per Share (3)	Offering Price	Registration Fee
Class A-2 Common Stock, par value $.01 per share	3,000,000	$23.37	$70,110,000	$2,755.32

(1)	In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this registration statement also covers an indeterminate amount of additional securities in order to adjust the number of securities registered as a result of a stock split, stock dividend or similar transaction affecting the class A-2 common stock.

(2)	800,000 shares to be registered pursuant to Amended and Restated HealthMarkets, Inc. Agents’ Total Ownership Plan; 1,100,000 shares to be registered pursuant to Amended and Restated HealthMarkets, Inc. Agency Matching Total Ownership Plan; 500,000 shares to be registered pursuant to Amended and Restated HealthMarkets, Inc. Agents’ Contribution to Equity Plan; and 600,000 shares to be registered pursuant to Amended and Restated HealthMarkets, Inc. Matching Agency Contribution Plan.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with 457(h) of the Securities Act of 1933.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-4.2
EX-4.3
EX-4.4
EX-4.5
EX-5.1
EX-23.1
EX-24.1

PART I.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (File No. 1-14953) are incorporated by reference herein and shall be deemed to be a part hereof:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	Current Reports on Form 8-K filed on March 4, 2008, March 25, 2008, April 17, 2008, April 28, 2008, June 4, 2008, June 11, 2008, June 13, 2008, June 18, 2008, June 24, 2008, June 30, 2008, August 4, 2008, August 18, 2008, September 23, 2008, October 3, 2008, October 6, 2008, October 21, 2008, November 24, 2008 and December 5, 2008; and

•	The description of the Registrant’s class A-2 common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A filed on April 5, 2006.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the offered securities shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     The consolidated financial statements and schedules of HealthMarkets, Inc. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 financial statements refers to the adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 108 (SAB 108), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, and the adoption of the provisions of

Statement of Financial Accounting Standards No. 123R (revised 2004), Share-Based Payment, both of which were effective January 1, 2006. The Company used the one time special transition provisions of SAB 108 and recorded an adjustment to retained earnings effective January 1, 2006 for correction of prior period errors in recording deferred acquisition costs.
     The legality of the shares of class A-2 common stock of the Registrant to be issued in connection with the Plans is being passed upon for the Registrant by Richard Bierman, Vice President and Associate General Counsel of the Registrant.
Item 6. Indemnification of Directors and Officers.
     Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
     Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Further subsections of Delaware General Corporation Law Section 145 provide that:
•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

     Article XI of the Company’s certificate of incorporation (i) authorizes the indemnification of directors and officers (the “Indemnitees”) under specified circumstances to the fullest extent authorized by the Delaware General Corporation Law, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, (iii) gives the Indemnitees the right to bring suit against the Company to enforce the foregoing rights to indemnification and advancement of expenses, and (iv) authorizes the Company to maintain certain policies of insurance to protect itself and any of its directors, officers or employees. The Registrant has an insurance policy covering its directors and officers against certain personal liability, which may include liabilities under the Securities Act of 1933.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following documents are filed as exhibits to this registration statement:

Exhibit
Number	Description

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2008).

3.2	Amended By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2008).

4.1	Specimen stock certificate of class A-2 common stock (incorporated by reference to Exhibit 3 to the Registrant’s Registration Statement on Form 8-A filed on April 5, 2006).

4.2	Amended and Restated HealthMarkets, Inc. Agents’ Total Ownership Plan, as amended.

4.3	Amended and Restated HealthMarkets, Inc. Agency Matching Total Ownership Plan, as amended.

4.4	Amended and Restated HealthMarkets, Inc. Agents’ Contribution to Equity Plan, as amended.

4.5	Amended and Restated HealthMarkets, Inc. Matching Agency Contribution Plan, as amended.

5.1	Opinion of Richard Bierman regarding legality of securities.

23.1	Consent of Registered Public Accounting Firm—KPMG LLP.

23.2	Consent of Richard Bierman (included in Exhibit 5.1).

24.1	Powers of Attorney.
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided however, that:
(A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
(B) Paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(C) Provided further, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S–1 or Form S–3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3–19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a

(C)	new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Richland Hills, State of Texas, on January 16, 2009.

HEALTHMARKETS, INC.
/s/ Steven P. Erwin
Name:	Steven P. Erwin
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Phillip J. Hildebrand	President and Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2009

* Steven P. Erwin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 16, 2009

* Connie Palacios	Treasurer and Controller	January 16, 2009

* Chinh E. Chu	Director	January 16, 2009

* Harvey C. DeMovick, Jr.	Director	January 16, 2009

* Adrian M. Jones	Director	January 16, 2009

* Mural R. Josephson	Director	January 16, 2009

* Sumit Rajpal	Director	January 16, 2009

* Kamil M. Salame	Director	January 16, 2009

* Steven J. Shulman	Director	January 16, 2009

	Signature	Title	Date
	* Allen F. Wise	Chairman and Director	January 16, 2009

*By:
	/s/ Steven P. Erwin Steven P. Erwin		January 16, 2009
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2008).

3.2	Amended By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2008).

4.1	Specimen stock certificate of class A-2 common stock (incorporated by reference to Exhibit 3 to the Registrant’s Registration Statement on Form 8-A filed on April 5, 2006).

4.2	Amended and Restated HealthMarkets, Inc. Agents’ Total Ownership Plan, as amended.

4.3	Amended and Restated HealthMarkets, Inc. Agency Matching Total Ownership Plan, as amended.

4.4	Amended and Restated HealthMarkets, Inc. Agents’ Contribution to Equity Plan, as amended.

4.5	Amended and Restated HealthMarkets, Inc. Matching Agency Contribution Plan, as amended.

5.1	Opinion of Richard Bierman regarding legality of securities.

23.1	Consent of Registered Public Accounting Firm—KPMG LLP.

23.2	Consent of Richard Bierman (included in Exhibit 5.1).

24.1	Powers of Attorney.